                                   EXHIBIT 4.5





                                    [ASHLAND]

           __________________________________________________________


                                RIGHTS AGREEMENT
                            Dated as of May 15, 1986

                                     Between



                                ASHLAND OIL, INC.


                                       And


                         THE CHASE MANHATTAN BANK, N.A.


                                 As Rights Agent


           __________________________________________________________

                                Table of Contents

                                                                    Page
Section 1.       Certain Definitions . . . . . . . . . . . . .        1
Section 2.       Appointment of Rights Agent . . . . . . . . .        4
Section 3.       Distribution of Right Certificates. . . . . .        4
Section 4.       Form of Right Certificates. . . . . . . . . .        5
Section 5.       Execution, Countersignature
                 and Registration. . . . . . . . . . . . . . .        6
Section 6.       Transfer, Split-Up, Combination and
                 Exchange of Right Certificates;
                 Mutilated, Destroyed, Lost or
                 Stolen Right Certificates . . . . . . . . . .        6
Section 7.       Exercise of Rights; Expiration
                 Date of Rights. . . . . . . . . . . . . . . .        6
Section 8.       Cancelation and Destruction of
                 Right Certificates. . . . . . . . . . . . . .        7
Section 9.       Reservation and Availability of
                 Preference Shares . . . . . . . . . . . . . .        8
Section 10.      Preference Shares Record Date . . . . . . . .        8
Section 11.      Adjustment of Number and Kind of
                 Shares and Rights . . . . . . . . . . . . . .        8
Section 12.      Certificate of Adjustment . . . . . . . . . .       11
Section 13.      Consolidation, Merger or Sale-or
                 Transfer of Major Part of Assets. . . . . . .       11
Section 14.      Additional Covenants. . . . . . . . . . . . .       12
Section 15.      Fractional Rights and Fractional
                 Shares. . . . . . . . . . . . . . . . . . . .       13
Section 16.      Rights of Action. . . . . . . . . . . . . . .       13
Section 17.      Transfer and Ownership of Rights
                 and Right Certificates; Rights
                 Associated with Treasury Shares . . . . . . .       13
Section 18.      Right Certificate Holder Not Deemed
                 a Stockholder . . . . . . . . . . . . . . . .       14
Section 19.      Concerning the Rights Agent . . . . . . . . .       14
Section 20.      Merger or Consolidation or Change
                 of Rights Agent . . . . . . . . . . . . . . .       14
Section 22.      Change of Rights Agent;
                 co-Rights Agent . . . . . . . . . . . . . . .       15
Section 23.      Issuance of New Right Certificates. . . . . .       16
Section 24.      Redemption and Termination. . . . . . . . . .       16
Section 25.      Notice of Certain Events. . . . . . . . . . .       17
Section 26.      Notices . . . . . . . . . . . . . . . . . . .       17
Section 27.      Supplements and Amendments. . . . . . . . . .       17
Section 28.      Successors. . . . . . . . . . . . . . . . . .       18
Section 29.      Benefits of This Rights Agreement;
                 Determinations and Actions by the
                 Board of Directors, etc . . . . . . . . . . .       18
Section 30.      Severability. . . . . . . . . . . . . . . . .       18
Section 31.      Governing Law . . . . . . . . . . . . . . . .       18
Section 32.      Counterparts. . . . . . . . . . . . . . . . .       18
Section 33.      Descriptive Headings. . . . . . . . . . . . .       18

Exhibit A  Certificate of Designation
Exhibit B  Form of Right Certificate
Exhibit C  Form of Summary of Rights

RIGHTS AGREEMENT dated as of May 15, 1986, between ASHLAND OIL, INC., a Kentucky corporation (the "Company"), and THE CHASE MANHATTAN BANK, N.A., a national banking association, as Rights Agent (the "Rights Agent").

     The Board of Directors of the Company has authorized and declared a dividend of one Right (as hereinafter defined) for each share of Common Stock, par value $1.00 per share, of the Company outstanding on May 27, 1986 (the "Record Date"), and has authorized the issuance of one Right with respect to each share of Common Stock that shall become outstanding between the Record Date and, except as otherwise provided herein, the earliest of the Distribution Date, the Redemption Date or the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one-tenth (1/10th) of a share of Cumulative Preference Stock, Series of 1986, without par value, of the Company (the "Preference Shares"), having the powers, rights and preferences set forth in the Certificate of Designation attached hereto as Exhibit A.

     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

     Section 1. Certain Definitions. For purposes of this Rights Agreement, the following terms have the meanings indicated:

     (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Shares then outstanding, but shall not include any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan.

     (b) "Affiliate" and "Associate", when used with reference to any Person, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on May 15, 1986.

     (c) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own", any securities:

          (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

          (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, rights (other than Rights issuable under this Rights Agreement), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and
(2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

          (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (c)) or disposing of any securities of the Company.

     (d) "Book Value" when used with reference to Common Shares issued by any Person shall mean the amount of equity of such Person applicable to each Common Share, determined (i) in accordance with generally accepted accounting principles (consistently applied) in effect on the date as of which such Book Value is to be determined, (ii) using all the consolidated assets and all the consolidated liabilities of such Person on the date as of which such Book Value is to be determined, except that no value shall be included in such assets for goodwill arising from consummation of a Business Combination and (iii) after giving effect to (A) the exercise of all rights, options and warrants to purchase such Common Shares (other than the Rights), and the conversion of all securities convertible into such Common Shares, at an exercise or conversion price, per Common Share, which is less than such Book Value before giving effect to such exercise or conversion, (B) all dividends and other distributions on the capital stock of such Person declared prior to the date as of which such Book Value is to be determined and to be paid or made after such date and (C) any other agreement, arrangement, understanding, transaction or other action prior to the date as of which such Book Value is to be determined which would have the effect of thereafter reducing such Book Value.

     (e) "Business Combination" shall have the meaning set forth in Section 13(a) of this Rights Agreement.

     (f) "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York or in Lexington, Kentucky, are authorized or obligated by law or executive order to close.

     (g) "Certificate of Designation" shall mean the Ashland Oil, Inc. Certificate and Statement in Respect of Resolution Establishing and Designating Cumulative Preference Stock, Series of 1986, and Fixing and Determining Certain Rights Thereof and the Number of Shares Initially Issuable, a copy of which is attached to this Rights Agreement as Exhibit A.

     (h) "Close of Business" on any given date shall mean 5:00 p.m., New York City time, on such date; provided, however, that if such date is not a Business Day, "Close of Business" shall mean 5:00 p.m., New York City time, on the next succeeding Business Day.

     (i) "Common Shares" when used with reference to the Company prior to a Business Combination shall mean the shares of Common Stock of the Company or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed. "Common Shares" when used with reference to any Person (other than the Company prior to a Business Combination) shall mean shares of capital stock of such Person (if such Person is a corporation) of any class or series, or units of equity interests in such Person (if such Person is not a corporation) of any class or series, the terms of which do not limit (as a fixed amount and not merely in proportional terms) the amount of dividends or income payable or distributable on such class or series or the amount of assets distributable on such class or series upon any voluntary or involuntary liquidation, dissolution or winding up of such Person and do not provide that such class or series is subject to redemption at the option of such Person, or any shares of capital stock or units of equity interests into which the foregoing shall be reclassified or changed; provided, however, that if at any time there shall be more than one such class or series of capital stock or equity interests of such Person, "Common Shares" of such Person shall include all such classes and series substantially in the proportion of the total number of shares or other units of each such class or series outstanding at such time.

     (j) "Common Stock" shall mean the Common Stock, par value $1.00 per share, of the Company.

     (k) "Company" shall mean Ashland Oil, Inc., a Kentucky corporation; provided, however, that if there is a Business Combination, "Company" shall have the meaning set forth in Section 13(b) of this Rights Agreement.

     (l) The term "control", with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other Persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     (m) "Disinterested Director" shall mean any member of the Board of Directors of the Company who is not an officer or employee of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate and who was a member of the Board of Directors of the Company on and prior to the Share Acquisition Date, and any person who becomes a member of the Board of Directors of the Company after the Share Acquisition Date who is not an officer of the Company or any of its Subsidiaries and who is not an Acquiring Person or an Affiliate or Associate of an Acquiring Person or a nominee or representative of an Acquiring Person or of any such Affiliate or Associate and who was recommended for election or elected by a majority of the Disinterested Directors then on the Board of Directors of the Company.

     (n) "Distribution Date" shall mean the earlier of (i) the Close of Business on the tenth calendar day after the Share Acquisition Date or (ii) the Close of Business on the tenth calendar day after the date of the commencement of, or the date of the first public disclosure of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) for 30% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights).

     (o) "Equivalent Shares" shall mean any class or series of capital stock of the Company other than Common Shares which is entitled to participate in dividends and other distributions, including distributions upon the liquidation, dissolution or winding up of the Company on a proportional basis with the Common Shares. In calculating the number of any class or series of Equivalent Shares for purposes of Section 11 of this Rights Agreement, the number of shares, or fractions of a share, of such class or series of capital stock that is entitled to the same dividend or distribution as a whole Common Share shall be deemed to be one share.

     (p) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

     (q)  "Expiration Date" shall mean the Close of Business on May 15, 1996.

     (r) "Major Part" when used with reference to the assets of the Company and its Subsidiaries as of any date shall mean assets (i) having a fair market value aggregating 50% or more of the total fair market value of all the assets of the Company and its

Subsidiaries (taken as a whole) as of the date in question, (ii) accounting for 50% or more of the total value (net of depreciation and amortization) of all the assets of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined balance sheet of the Company and its Subsidiaries as of the date in question, prepared in accordance with generally accepted accounting principles (consistently applied) then in effect, or (iii) accounting for 50% or more of the total amount of net income of the Company and its Subsidiaries (taken as a whole), as would be shown on a consolidated or combined statement of income of the Company and its Subsidiaries for the period of 12 months ending on the last day of the month next preceding the date in question, prepared in accordance with generally accepted accounting principles (consistently applied) then in effect.

     (s) "Market Value" when used with reference to the Common Shares on any date shall be deemed to be the average of the daily closing prices, per Common Share, for the 30 consecutive Trading Days immediately prior to the date in question; provided, however, that in the event that the Market Value of such Common Shares is to be determined in whole or in part during a period following the announcement by the issuer of such Common Shares of any dividend, distribution or other action of the type described in paragraph (a), (b), (c) or
(k) of Section 11 of this Rights Agreement that would require an adjustment thereunder, then in each such case the Market Value of such Common Shares shall be appropriately adjusted to reflect the effect of such action on the market price of such Common Shares. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such Trading Day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to Common Shares listed or admitted to trading on a national securities exchange or, if such Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Security Dealers, Inc. Automated Quotation System ("NASDAQ") or such other comparable system then in use, or, if on any such Trading Day the applicable Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Common Shares and selected by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company. If on any such Trading Day no market maker is making a market in such Common Shares, the Market Value of such Common Shares on such Trading Day shall mean the fair value of such Common Shares as determined in good faith by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company (whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent, the holders of Rights and all other Persons). For purposes of this paragraph (s), the term Common Shares shall include Equivalent Shares.

     (t) "Person" shall include an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

     (u) "Preference Shares" shall have the meaning set forth in the introductory paragraph of this Rights Agreement. Any reference in this Rights Agreement to Preference Shares shall be deemed to include any authorized fraction of a Preference Share, unless the context otherwise requires.

     (v) "Principal Party" shall mean the Surviving Person in a Business Combination; provided, however, that if such Surviving Person is a direct or indirect Subsidiary of any other Person, "Principal Party" shall mean the Person which is the ultimate parent of such Surviving Person and which is not itself a Subsidiary of another Person. In the event ultimate control of such Surviving Person is shared by two or more Persons, "Principal Party" shall mean that Person that is immediately controlled by such two or more Persons.

     (w) "Purchase Price" with respect to each whole Right shall mean $120, and shall be payable in lawful money of the United States of America.

     (x) "Record Date" shall have the meaning set forth in the introductory paragraph of this Rights Agreement.

     (y) "Redemption Date" shall mean the Close of Business on the date as of which the Rights are ordered to be redeemed by the Board of Directors of the Company as provided in Section 24(a) of this Rights Agreement.

     (z) "Redemption Price" shall mean the price required to be paid upon the redemption of the Rights as provided in Section 24 of this Rights Agreement.

     (aa) "Registered Common Shares" shall mean Common Shares which are registered, as of the date of consummation of a Business Combination, and have been continuously registered during the preceding 12 months under Section 12 of the Exchange Act.

     (bb) "Right Certificate" shall mean a certificate distributed in accordance with the provisions of this Rights Agreement evidencing a Right in substantially the form attached as Exhibit B to this Rights Agreement.

     (cc) "Rights" shall mean the rights to purchase Preference Shares as provided in this Rights Agreement.

     (dd) "Securities Act" shall mean the Securities Act of 1933, as in effect on the date in question, unless otherwise specifically provided in this Rights Agreement.

     (ee) "Share Acquisition Date" shall mean the first date of public disclosure by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

     (ff) "Subsidiary" shall mean a Person, a majority of the total outstanding Voting Power of which is beneficially owned, directly or indirectly, by another Person or by one or more other Subsidiaries of such other Person or by such other Person and one or more other Subsidiaries of such other Person.

     (gg) "Summary of Rights" shall mean the Summary of Rights to Purchase Preference Shares in substantially the form attached hereto as Exhibit C.

     (hh) "Surviving Person" shall mean (1) the Person which is the continuing or surviving Person in a consolidation or merger specified in clause (i) or (ii) of Section 13(a) of this Rights Agreement or (2) the Person to which the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of as specified in clause (iii) of Section 13(a) of this Rights Agreement; provided, however, that if the Major Part of the assets of the Company and its Subsidiaries are sold, leased, exchanged or otherwise transferred or disposed of in one or more related transactions specified in clause (iii) of Section 13(a) of this Rights Agreement to more than one Person, the "Surviving Person" in such case shall mean the Person that acquired assets of the Company and/or its Subsidiaries with the greatest fair market value in such transaction or transactions.

     (ii) "Trading Day" shall mean a day on which the principal national securities exchange on which any Common Shares, Equivalent Shares or Rights, as the case may be, are listed or admitted to trading is open for the transaction of business or, if the shares or Rights in question are not listed or admitted to trading on any national securities exchange, a Business Day.

     (jj) "Triggering Event" shall have the meaning set forth in clause (i) of
Section 11(d) of this Rights Agreement.

     (kk) "Voting Power"' when used with reference to the capital stock of, or units of equity interests in, any Person shall mean the power under ordinary circumstances (and not merely upon the happening of a contingency) to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who prior to the Distribution Date shall also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint one or more co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agents). In the event the Company appoints one or more co-Rights Agents, the respective duties of the Rights Agent and any co-Rights Agents shall be as the Company shall determine.

     Section 3. Distribution of Right Certificates. (a) Until the Distribution Date, (A) the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (B) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Rights Agent will send, by first-class, postage prepaid mail, to each record holder of Common Shares as of the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, evidencing one Right for each Common Share so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

     (b) Within a reasonable period after the Record Date, the Company will send a copy of the Summary of Rights by first-class, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date at the address of such holder shown on the records of the Company. With respect to certificates for Common Shares outstanding as of the Record Date and certificates for Common Shares referred to in Section 3(c)(i) of this Rights Agreement, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates for the Common Shares with or without a copy of the Summary of Rights attached thereto and the registered holders of the Common Shares shall also be the registered holders of the associated Rights. Until the earliest of the Distribution Date, the Redemption Date or the Expiration Date, the surrender for transfer of any of the certificates for the Common Shares outstanding on the Record Date or any of the certificates for Common Shares referred to in Section 3(c)(i), even without a copy of the Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

     (c) (i) Certificates for Common Shares that become outstanding after the Record Date, but prior to the earliest of preparation of certificates for Common Shares having affixed thereon the legend specified in subparagraph (ii) of this paragraph (c), the Distribution Date, the Redemption Date or the Expiration Date, shall be accompanied by the Summary of Rights when such certificates are distributed to the record holders thereof.

     (ii) Subject to subparagraph (i) of this paragraph (c), certificates for Common Shares that become outstanding after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Expiration Date shall have printed on, written on or otherwise affixed to them a legend substantially in the following form:

     This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement dated as of May 15, 1986 (the "Rights Agreement"), between Ashland Oil, Inc. and The Chase Manhattan Bank, N.A., as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Ashland Oil, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Ashland Oil, Inc. will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons or their Affiliates or Associates (as such terms are defined in the Rights Agreement) may become null and void and any holder of any such Right (including any subsequent holder) shall not have any right to exercise such Rights; provided, however, that a holder of a Right which has become null and void will have the right, at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase such Right at a purchase price equal to $.05 per whole Right.

With respect to certificates bearing the foregoing legend, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

     Section 4. Form of Right Certificates. (a) The Right Certificates (and the form of election to purchase and form of assignment to be printed on the reverse side there of) shall be in substantially the form set forth as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 23 hereof, the Right Certificates, when first distributed, shall be dated as of the Distribution Date, and shall entitle the holders thereof to purchase such number of Preference Shares as shall be set forth therein for the Purchase Price set forth therein.

     (b)  Notwithstanding any other provision of this Rights

Agreement, (i) any Right Certificate distributed pursuant to Section 3(a) hereof that represents Rights known by the Company to be beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person, (ii) any Right Certificate issued at any time upon the transfer of any Right to an Acquiring Person or Person known by the Company to be an Affiliate or an Associate of an Acquiring Person or to any Person known by the Company to be a nominee of such Acquiring Person, Affiliate or Associate, and (iii) any Right Certificate issued pursuant to Section 6, Section 11 or Section 23 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain a legend substantially in the following form:

     The Rights represented by this Right Certificate are or were beneficially owned by a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in
Section 7(e) of the Rights Agreement; provided, however, that a holder of a Right which has become null and void will have the right, at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase such Right at a purchase price equal to $.05 per whole Right.

Notwithstanding the foregoing, the failure to include on any Right Certificate the legend specified in subparagraph (iii) of this paragraph (b) shall not impair the applicability to the Rights represented by such Right Certificate of the provisions set forth in the first paragraph of Section 7(e) of this Rights Agreement.

     Section 5. Execution, Countersignature and Registration. (a) The Right Certificates shall be executed on behalf of the Company by the Chairman or any Vice Chairman of the Board, or the President or any Vice President of the Company, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary, the Deputy Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by the Rights Agent and shall not be valid or obligatory for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate although at the date of the execution of this Rights Agreement such person was not such an officer of the Company.

     (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept records of the registration and transfer of the Right Certificates issued here under. Such records shall show such information as may be specified by the Company, including, without limitation, the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced by each of the Right Certificates, the certificate number of each of the Rights Certificates and the date of each of the Right Certificates.

     Section 6. Transfer, Split-Up, Combination and Exchange of Right Certificates, Mutilated, Destroyed, Lost or Stolen Right Certificates. (a) Subject to the provisions of Section 15 hereof, at any time after the Distribution Date, and at or prior to the earlier of the Redemption Date or the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates entitling the registered holder to purchase a like number of Preference Shares as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the shareholder services office of the Rights Agent. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split-up, combination or exchange of Right Certificates.

     (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancelation of the Right Certificate if mutilated, the Company will make a new Right Certificate of like tenor and deliver such new Right Certificate to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

     Section 7. Exercise of Rights, Expiration Date of Rights. (a) Each Right shall entitle the registered holder thereof, upon the exercise thereof as provided herein, to purchase, for the Purchase Price, at any time after the earlier of the Distribution Date or the occurrence of a Triggering Event and at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date, one-tenth (1/10th) of a Preference Share, subject to adjustment from time to time as provided in Sections 11 and 13 of this Rights Agreement.

     (b) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent specified in the Right Certificates, together with payment of the Purchase Price for each one-tenth (1/10th) of a Preference Share as to which the Rights are exercised, at or prior to the earlier of (i) the Expiration Date or (ii) the Redemption Date.

     (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preference Shares to be purchased together with an amount equal to any applicable transfer tax, in lawful money of the United States of America, by bank check, certified check or money order payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Preference Shares (or make available, if the Rights Agent is the transfer agent) certificates for the number of Preference Shares to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 15 hereof, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate.

     (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equal in number to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of
Section 15 hereof.

     (e) Notwithstanding anything in this Rights Agreement to the contrary, any Rights that are or were, at any time on or after the earlier of the Distribution Date or the Share Acquisition Date, beneficially owned by an Acquiring Person or any Affiliate or Associate of an Acquiring Person shall become null and void upon the occurrence of a Triggering Event and any holder of any such Right (including any holder who acquired such Right subsequent to a Triggering Event) shall not have any right to exercise any such Right under this Rights Agreement from and after the occurrence of a Triggering Event.

     Any holder of a Right that has become null and void as specified in this
Section 7(e) shall have the right, subject to the provisions of this paragraph, to require the Company to repurchase all, but not less than all the Rights held by such holder at a purchase price per whole Right equal to the Redemption Price per whole Right specified in Section 24 hereof. In the event that any legal or contractual restrictions prevent the Company from paying the full amount payable in accordance with this paragraph, the Company shall pay to holders of the Rights as to which such payments are being made all amounts which are not then restricted on a pro rata basis. The Company shall continue to make payments on a pro rata basis as such payments become permissible under such legal or contractual restrictions until such payments have been paid in full. Subject to the foregoing, payment of the purchase price for Rights to be repurchased by the Company pursuant to this paragraph shall be made within 15 days of receipt by the Rights Agent, at its address specified in the Right Certificates, of a Right Certificate or Right Certificates representing such Rights together with a notice by the registered holder thereof that it is exercising its right to have such Rights repurchased by the Company pursuant to this Section 7(e). No right to require the repurchase of Rights pursuant to this Section 7(e) may be exercised after the Expiration Date.

     (f) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the registered holder of a Right Certificate upon the occurrence of any purported exercise of any Rights represented by such Right Certificate as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

     Section 8. Cancelation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split-up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancelation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancelation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

     Section 9. Reservation and Availability of Preference Shares. (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preference Shares or any authorized and issued Preference Shares held in its treasury, free from preemptive rights or any right of first refusal, a number of Preference Shares sufficient to permit the exercise in full of all outstanding Rights.

     (b) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preference Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preference Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

     (c) So long as the Preference Shares issuable upon the exercise of Rights are listed on any national securities exchange, the Company covenants and agrees to use its best efforts to cause, from and after such time as the Rights become exercisable, all Preference Shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

     (d) The Company further covenants and agrees that it will pay when due and payable any and all Federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of Right Certificates or of Preference Shares upon the exercise of the Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or in respect of the issuance or delivery of certificates for Preference Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to transfer or deliver any Right Certificate, or issue or deliver any certificates for Preference Shares upon the exercise of any Rights, until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the satisfaction of the Company that no such tax is due.

     Section 10. Preference Shares Record Date. Each Person in whose name any certificate for Preference Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preference Shares represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preference Shares transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preference Shares transfer books of the Company are open.

     Section 11. Adjustment of Number and Kind of Shares and Rights. The number and kind of shares covered by each Right and the number of Rights associated with each Common Share are subject to adjustment from time to time as provided in this Section 11.

     (a) In the event the Company shall at any time after the date of this Rights Agreement (i) subdivide (by a stock split or otherwise) or split the outstanding Preference Shares into a larger number of Preference Shares, (ii) combine (by a reverse stock split or otherwise) the outstanding Preference Shares into a smaller number of Preference Shares or (iii) issue any shares of its capital stock in a reclassification or change of the outstanding Preference Shares (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in each such event, the number and kind of shares of capital stock issuable upon the exercise of the Rights shall be adjusted so that the holder of any Right exercised after such time shall be entitled to receive, for the Purchase Price, the aggregate number and kind of shares of capital stock which such holder would have received if such holder had exercised such Right prior to such time.

     (b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Shares or of any class or series of Equivalent Shares entitling such holders (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares or Equivalent Shares (or securities convertible into Common Shares or Equivalent Shares) at a price per share (or having a conversion price per share, if a security convertible into Common Shares or Equivalent Shares) less than the Market Value of such Common Shares or Equivalent Shares on such record date, each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of one-tenths (1/10ths) of a Preference Share obtained by multiplying the number of one-tenths (1/10ths) of a Preference Share covered by a Right immediately prior to the record date by a fraction, the numerator of which shall be the number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of additional Common Shares or Equivalent Shares, as the case may be, to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible) and the denominator of which shall be the total number of Common Shares and Equivalent Shares (if any) outstanding on such record date plus the number of Common Shares or Equivalent Shares, as the case may be, which the aggregate offering price of the total number of Common Shares or Equivalent Shares, as the case may be, so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Market Value. In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Common Shares and Equivalent Shares owned by or held for the account of the Company or any Subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, each Right shall be adjusted to evidence the right to receive that number of one-tenths (1/10ths) of a Preference Share which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

     (c) If the Company shall fix a record date for the making of a distribution to all holders of the Common Shares or of any class or series of Equivalent Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of cash (other than a regular periodic cash dividend at a rate not in excess of 150% of the rate of the last regular cash dividend theretofore paid on the Common Shares), evidences of indebtedness, assets, securities (other than Common Shares or Preference Shares) or subscription rights, options or warrants (excluding those referred to in Section 11(b)), each Right outstanding immediately prior to such record date shall thereafter evidence the right to purchase, for the Purchase Price, that number of one-tenths (1/10ths) of a Preference Share obtained by multiplying the number of one-tenths (1/10ths) of a Preference Share covered by a Right immediately prior to the record date by a fraction, the numerator of which shall be the Market Value of such Common Shares or Equivalent Shares on such record date and the denominator of which shall be the Market Value of such Common Shares or Equivalent Shares on such record date, less the fair market value (as determined in good faith by a majority of the Disinterested Directors, or if there are no Disinterested Directors, by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, evidences of indebtedness, assets or securities so to be distributed or of such subscription rights, options or warrants applicable to one Common Share or Equivalent Share, as the case may be. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, each Right shall be adjusted to evidence the right to receive that number of one-tenths (1/10ths) of a Preference Share which such Right would have entitled the holder to receive, for the Purchase Price, if such record date had not been fixed.

     (d) (i) If any of the events described in the following clauses (A) and (B) of this subparagraph (d)(i) (each such event being herein referred to as a "Triggering Event") shall occur:

     (A) any Acquiring Person or any Affiliate or Associate of any Acquiring Person, at any time after the date of this Rights

Agreement, directly or indirectly, shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and unchanged; or

     (B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 40% or more of the Common Shares then outstanding;

then (x) in the case of the Triggering Event specified in clause (A) above, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e) and below, shall thereafter have the right to receive, upon exercise thereof for the Purchase Price in accordance with terms of this Rights Agreement, such number of Common Shares as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one-tenths (1/10ths) of a Preference Share for which a Right is then exercisable and the denominator of which shall be 50% of the Market Value of the Common Shares on the date of the occurrence of such Triggering Event, and (y) in the case of the Triggering Event specified in clause (B) above, proper provision shall be made so that each holder of a Right, except as provided in Section 7(e ) and below, shall thereafter have a right to receive, upon exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of one-tenths (1/10ths) of a Preference Share as shall equal the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one-tenths (1/10ths) of a Preference Share for which a Right is then exercisable and the denominator of which shall be 50% of the Market Value of the Common Shares on the date of the occurrence of such Triggering Event. The Company shall not consummate any transaction described in clause (A) of this subparagraph (d)(i) unless upon such consummation it shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with clause (x) of this Section 11(d)(i).

     (ii) If an event occurs which would require an adjustment under both subparagraph (d)(i) of this Section 11 and paragraph (a), (b), (c) or (k) of this Section 11, the adjustment provided for in paragraph (a), (b), (c) or (k) of this Section 11 shall be in addition to, and shall be made prior to, any adjustment required pursuant to subparagraph (d)(i) of this Section 11.

     (e) All calculations under this Section 11 shall be made to the nearest one-hundredth of a share.

     (f)  If as a result of an adjustment made pursuant to Section

11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preference Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preference Shares contained in paragraphs (a), (b), (c) or (d) of this Section 11 and the provisions of Sections 7, 9, 10 and 13 hereof with respect to the Preference Shares shall apply on like terms to any such other shares.

     (g) All Rights originally issued by the Company subsequent to any adjustment made to the number of Preference Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number of shares or other securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

     (h) Irrespective of any adjustment or change in the number of Preference Shares or the number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

     (i) In any case in which this Section 11 shall require that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event issuing to the holder of any Right exercised after such record date the Preference Shares and/or other securities of the Company, if any, issuable upon such exercise over and above the Preference Shares issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

     (j)  After the occurrence of the Triggering Event specified in clause
(d)(i)(A) of this Section 11, the number of Common Shares thereafter receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preference Shares contained in Sections 11 and 13 hereof and the provisions of Sections 7, 9, 10, 11 and 13 hereof with respect to the Preference Shares shall apply on like terms to the Common Shares.

     (k) In the event the Company shall at any time after the date of this Rights Agreement and prior to the Distribution Date (x) declare a dividend, or make a distribution, on its outstanding Common Shares payable in Common Shares,
(y) subdivide (by a stock split or otherwise) or split the outstanding Common Shares into a larger number of Common Shares or (z) combine (by a reverse stock split or otherwise) the outstanding Common Shares into a smaller number of Common Shares then, in each such event, the number of Rights associated with each Common Share of the Company at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination, shall be adjusted so that the number of Rights there after associated with each such Common Share shall equal the result obtained by multiplying the number of Rights associated with each such Common Share immediately prior to such record date or effective date by a fraction, the numerator of which shall be the total number of such Common Shares outstanding immediately prior to such record date or effective date and the denominator of which shall be the total number of such Common Shares outstanding immediately following such record date or effective date. In the event the Company shall at any time after the date hereof and prior to the Distribution Date issue any shares of its capital stock in a reclassification or change of the outstanding Common Shares (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), the number of Rights associated with each share of capital stock issued in such reclassification or change shall be appropriately adjusted to reflect such reclassification or change.

     Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Section 11 or Section 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Preference Shares and the Common Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 26 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained.

     Section 13. Consolidation, Merger or Sale or Transfer of Major Part of Assets. (a) In the event that, following the Distribution Date, directly or indirectly, any transaction specified in the following clauses (i), (ii) and
(iii) hereof (each such transaction being herein referred to as a "Business Combination") shall be consummated:

     (i) the Company shall consolidate with, or merge with and into, any other Person;

     (ii) any Person shall merge with and into the Company and all or part of the Common Shares of the Company shall be changed into or exchanged for capital stock or other securities of the Company or of any other Person or cash or any other property; or

     (iii) the Company shall sell, lease, exchange or otherwise transfer or dispose of (or one or more of its Subsidiaries shall sell, lease, exchange or otherwise transfer or dispose of), in one or more related transactions, the Major Part of the assets of the Company and its Subsidiaries to any other Person or Persons; then, in each such case proper provision shall be made so that each holder of a Right, except as provided in
Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, the securities specified below:

     (A) If the Principal Party in such Business Combination has Registered Common Shares outstanding, each Right shall thereafter represent the right to receive, up on the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, such number of Registered Common Shares of such Principal Party, free and clear of liens, encumbrances or other adverse claims, as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one-tenths (1/10ths) of a Preference Share for which a Right was exercisable immediately prior to consummation of such Business Combination and the denominator of which shall be 50% of the Market Value of each Registered Common Share of such Principal Party on the date of such Business Combination;

     (B) If the Principal Party in such Business Combination does not have Registered Common Shares outstanding, any Right shall thereafter represent the right to receive, upon the exercise thereof for the Purchase Price in accordance with the terms of this Rights Agreement, at the election of the holder of such Right at the time of the exercise thereof, either:

     (1) such number of Common Shares of the Surviving Person in such Business Combination as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one-tenths (1/10ths) of a Preference Share for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Book Value of each Common Share of such Surviving Person immediately after giving effect to such Business Combination;

     (2) such number of Common Shares of the Principal Party in such Business Combination (if the Principal Party is not also the Surviving Person in such Business Combination) as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one-tenths (1/10ths) of a Preference Share for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Book Value of each Common Share of the Principal Party immediately after giving effect to such Business Combination; or

     (3) if the Principal Party in such Business Combination is an Affiliate of one or more Persons which has Registered Common Shares outstanding, such number of Registered Common Shares of which ever of such Affiliates of the Principal Party has Registered Common Shares with the greatest aggregate Market Value on the date of consummation of such Business Combination as shall be equal to the result obtained by multiplying the Purchase Price by a fraction, the numerator of which shall be the number of one-tenths (1/10ths) of a Preference Share for which a Right was exercisable immediately prior to the consummation of such Business Combination and the denominator of which shall be 50% of the Market Value of each Registered Common Share of such Affiliate on the date of such Business Combination.

All Common Shares of any Person for which any Right may be exercised after consummation of a Business Combination as provided in this Section 13(a) shall, when issued upon exercise thereof in accordance with this Rights Agreement, be validly issued, fully paid and nonassessable and free of preemptive rights, rights of first refusal or any other restrictions or limitations on the transfer or ownership thereof.

     (b) After consummation of any Business Combination (i) each issuer of Common Shares for which Rights may be exercised as set forth in paragraph (a) of this Section 13 shall be liable for, and shall assume, by virtue of such Business Combination, all the obligations and duties of the Company pursuant to this Rights Agreement, (ii) the term "Company" shall thereafter be deemed to refer to each such issuer, (iii) each such issuer shall take such steps in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights and (iv) the number of Common Shares of each such issuer there after receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preference Shares contained in Sections 11 and 13 hereof and the provisions of Sections 7, 9, 10, 11 and 13 hereof with respect to the Preference Shares shall apply on like terms to such Common Shares.

     (c) The Company shall not consummate any Business Combination unless each issuer for which Rights may be exercised, as set forth in paragraph (a) of this
Section 13, shall have sufficient authorized Common Shares that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and each such issuer shall have:

     (i) executed and delivered to the Rights Agent a supplemental agreement providing for the obligation of such issuer to issue Common Shares upon the exercise of Rights in accordance with the terms set forth in paragraphs (a) and
(b) of this Section 13 and further providing that, as soon as practicable after the date of such Business Combination, such issuer, at its own expense, will:

     (A) prepare and file a registration statement under the Securities Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, will use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and will use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Expiration Date;

     (B) use its best efforts to qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate; and

     (C) use its best efforts to list the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange;

     (ii) furnished to the Rights Agent an opinion of independent counsel stating that such supplemental agreement is a valid, binding and enforceable agreement of such issuer; and

     (iii) filed with the Rights Agent a certificate of a nationally recognized firm of independent accountants setting forth the number of Common Shares of such issuer which may be purchased upon the exercise of each Right after the consummation of such Business Combination.

     (d) In the event a Business Combination shall be consummated at any time after the occurrence of a Triggering Event, the Rights that have not been exercised prior to such time shall thereafter be exercisable in the manner set forth in paragraph (a) of this Section 13.

     Section 14. Additional Covenants. (a) Notwithstanding any other provision of this Rights Agreement, no adjustment in the number of Preference Shares (or fractions of a share) or other securities for which a Right is exercisable or the number of Rights outstanding or associated with each Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Section 11(d) and Section 13 hereof, unless the terms of this Rights Agreement are amended so as to preserve such benefits.

     (b) The Company covenants and agrees that it shall not effect any Business Combination if at the time of, or immediately after such Business Combination, there are any rights, options, warrants or other instruments outstanding which would diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

     (c) Without limiting the generality of Section 13, in the event the nature of the organization of any Person shall preclude or limit the acquisition of Common Shares of such Person upon exercise of the Rights as required by Section 13(a) hereof as a result of a Business Combination, it shall be a condition to such Business Combination that such Person shall take such steps (including, but not limited to, a reorganization) as may be necessary to assure that the benefits intended to be derived under
Section 13 hereof upon the exercise of the Rights are assured to the holders thereof.

     Section 15. Fractional Rights and Fractional Shares. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, the Company may pay to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to Rights listed or admitted to trading on a national securities exchange or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other comparable system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by a majority of the Disinterested Directors or, if there are no Disinterested Directors, by the Board of Directors of the Company shall be used.

     (b) The Company may, but shall not be required to, issue fractions of Preference Shares upon exercise of the Rights or to distribute certificates which evidence fractional Preference Shares. In lieu of fractional Preference Shares, the Company may elect to (i) issue scrip or warrants as provided by the terms of the Preference Shares or (ii) pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preference Share if any are outstanding and publicly traded (or the current market value of one Common Share if the Preference Shares are not outstanding and publicly traded). For purposes of this Section 15(b), the current market value of a Preference Share (or Common Share) shall be the closing price of one Preference Share (or Common Share) (as determined pursuant to the second sentence of Section 1(s) of this Rights Agreement) for the Trading Day immediately prior to the date of such exercise.

     (c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional securities upon exercise of a Right.

     Section 16. Rights of Action. (a) All rights of action in respect of this Rights Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and, except as otherwise provided by the last sentence of this
Section 16(a), any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Rights Agreement and shall be entitled to specific performance of the obligations of any Person under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Rights Agreement. Notwithstanding the foregoing, the right of a registered holder of a Right Certificate representing Rights that have become null and void pursuant to Section 7(e) of this Rights Agreement to maintain a suit in respect of this Rights Agreement or such Rights shall be limited to enforcement of such holder's right to require the Company to repurchase such Rights pursuant to Section 7(e).

     (b) Any holder of Rights who prevails in an action to enforce the provisions of this Rights Agreement shall be entitled to recover the reasonable costs and expenses, including attorneys' fees, incurred in such action.

     Section 17. Transfer and Ownership of Rights and Right Certificates, Rights Associated with Treasury Shares. (a) Prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares.

     (b) After the Distribution Date, the Right Certificates will be transferable only on the records of the Rights Agent when surrendered at the shareholder services office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer.

     (c) The Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate for Common Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

     (d) In the event that the Company shall repurchase any shares of Common Stock which are to be held as treasury shares, the Rights associated with such treasury shares, at the option of the Company, shall not be canceled but shall remain in full force and effect; provided however that the Company shall not exercise such Rights during the period that the shares of Common Stock associated with such Rights are held as treasury shares; and provided, further, that no additional Rights shall be issued with respect to such treasury shares at the time they become outstanding.

     Section 18. Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote or receive dividends or be deemed, for any purpose, the holder of the Preference Shares or of any other securities which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Company, including, without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

     Section 19. Concerning the Rights Agent. (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or wilful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

     (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Rights Agreement in reliance upon any Right Certificate or certificate for the Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 20. Merger or Consolidation or Change of Rights Agent. (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 22 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

     (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

     Section 21. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Rights Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

     (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel (if approved by the Company) shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman or any Vice Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

     (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except as to its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preference Shares, Common Shares or other securities for which a Right is exercisable to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any Preference Shares, Common Shares or other securities for which a Right is exercisable will, when so issued, be validly authorized, issued, fully paid and nonassessable.

     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or per forming by the Rights Agent of the provisions of this Rights Agreement.

     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman or any Vice Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

     (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct provided reasonable care was exercised in the selection and continued employment thereof.

     Section 22. Change of Rights Agent, co-Rights Agent. (a) The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares and the Preference Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and the Preference Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right

Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of New York (or of any other state of the United States so long as such corporation is authorized to conduct a stock transfer or corporate trust business in the State of New
York), in good standing, having a principal office in the State of New York, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to super vision or examination by Federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 22, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     (b) Notwithstanding anything to the contrary in this Rights Agreement, it is agreed that the Company may appoint certain individuals in the stock transfer department of the Company as co-Rights Agents hereunder. In the event such appointments are made, any reference herein to the office of the Rights Agent shall be deemed to include the office of the stock transfer department of the Company.

     Section 23. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Redemption Date or the Expiration Date, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and
(ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

     Section 24. Redemption and Termination. (a) The Board of Directors of the Company may, at its option, at any time prior to the earliest of (i) the Close of Business on the tenth calendar day following the Share Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Expiration Date, order the redemption of all, but not less than all, the then outstanding Rights at a Redemption Price of $.05 per whole Right; provided, however, that immediately upon the date that an Acquiring Person becomes an Acquiring Person, and thereafter until the earliest of (1) the Close of Business on the tenth calendar day following the Share Acquisition Date, (2) the occurrence of a Triggering Event or (3) the Expiration Date, the Rights may be redeemed only if a majority of the Disinterested Directors then in office determine that such redemption is, in their judgment, in the best interest of the Company and its stockholders.

     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within 10 calendar days after the action of the Board of Directors of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the records of the Rights Agent or, prior to the Distribution Date, on the records of the transfer agent for the Common Shares. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder of Rights receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

     Section 25. Notice of Certain Events. (a) In case the Company shall propose (i) to take any action of the type described in paragraph (a), (b), (c) or (k) of Section 11 hereof that would require an adjustment there under, (ii) to effect any Business Combination or (iii) to effect the liquidation, dissolution or winding up of the Company, then, in such case, the Company shall give to each holder of a Rights Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify any record date for the purposes of determining any participation therein by the holders of the Preference Shares, or the date on which such action is to take place and the date of any participation therein by the holders of the Preference Shares, if any such date is to be fixed, and such notice shall be so given at least 20 days prior to any such record date, the taking of such action or the date of participation therein by the holders of the Preference Shares, whichever shall be the earliest.

     (b) In case a Triggering Event shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of the occurrence of such Triggering Event, which shall specify the Triggering Event and the consequences of such Triggering Event to holders of Rights under Section 11(d) hereof.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                         Ashland Oil, Inc.
                         P.O. Box 391
                         Ashland, Kentucky 41114

                         Attention: Secretary

Subject to the provisions of Section 22 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                         The Chase Manhattan Bank, N.A.
                         Shareholder Services Division
                         One New York Plaza (14th Floor)
                         New York, N.Y. 10081

                         Attention: Vice President

or, if certain individuals in the stock transfer department of the Company are appointed as co-Rights Agents hereunder:

                         Ashland Oil, Inc.
                         Stock Transfer Department
                         3475 Dabney Drive
                         Lexington, Kentucky 40509

                         Attention to such individuals

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to any holder of a Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the record books of the Rights Agent or, prior to the Distribution Date, on the record books of the transfer agent for the Common Shares.

     Section 27. Supplements and Amendments. At any time prior to the Distribution Date and subject to the last sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holder of the Rights (including, without limitation, the time when the Distribution Date shall occur). From and after the Distribution Date and subject to applicable law, the Company and the Rights Agent shall, if the Company so directs, amend this Rights Agreement without the approval of any holders of Right Certificates (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision of this Rights Agreement or (ii) to make any other provisions in regard to matters or questions arising here under which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that a proposed supplement or amendment to this Rights Agreement is in compliance with the provisions of this
Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding any thing contained in this Rights Agreement to the contrary,
(1) at any time that there shall be an Acquiring Person, this Rights Agreement may be supplemented or amended only if a majority of the Disinterested Directors then in office determine that such supplement or amendment is in their judgment in the best interest of the Company and its stock holders and (2) no supplement or amendment to this Rights Agreement shall be made which reduces the Redemption Price, or provides for an earlier Expiration Date.

     Section 28. Successors. All the covenants and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns here under.

     Section 29. Benefits of This Rights Agreement, Determinations and Actions by the Board of Directors, etc. (a) Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the

Common Shares).

     (b) Any action which this Rights Agreement specifies is to be taken by the Disinterested Directors shall be a sufficient act of the Company if approved by a majority of the Disinterested Directors without any further act of the Board of Directors of the Company. Any action which this Rights Agreement does not specify is to be taken by the Disinterested Directors and which otherwise would require approval of the Board of Directors of the Company, shall be a sufficient act of the Company if approved by a majority of the directors of the Company present at a meeting of the Board of Directors of the Company at which a quorum is present and, if there are Disinterested Directors, by a majority of the Disinterested Directors.

     Section 30. Severability. If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 31. Governing Law. This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Kentucky and, except as hereinafter otherwise provided, for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth. Notwithstanding the foregoing, the standard of care of The Chase Manhattan Bank, N.A. as Rights Agent hereunder shall be governed by and construed in accordance with the laws of the State of New York.

     Section 32. Counterparts. This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Rights Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Rights Agreement to be duly executed, all as of the day and year first above written.

                                        ASHLAND OIL, INC.,

                                        by   /s/ J. Marvin Quin
                                             ------------------------
                                             J. Marvin Quin

                                             Treasurer


                                        THE CHASE MANHATTAN BANK, N.A.,
                                        as Rights Agent,
                                        by   /s/ John E. Strain
                                             -------------------------
                                             John E. Strain
                                             Vice President

                                    EXHIBIT A


                               ASHLAND OIL, INC.
            CERTIFICATE AND STATEMENT OF RESOLUTION ESTABLISHING AND
          DESIGNATING CUMULATIVE PREFERENCE STOCK, SERIES OF 1986, AND
                 FIXING AND DETERMINING CERTAIN RIGHTS THEREOF
                  AND THE NUMBER OF SHARES INITIALLY ISSUABLE


     KNOW ALL MEN BY THESE PRESENTS, that THOMAS L. FEAZELL, as the Vice President, and JOHN P. WARD, as the Secretary, of ASHLAND OIL, INC., a Kentucky corporation (the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company duly called and held in accordance with the law of Kentucky and the By-laws of the Company on May 15, 1986, the following resolution establishing and designating the Series of 1986 of the Cumulative Preference Stock of the Company and fixing and determining certain rights thereof and the number of shares initially issuable was duly adopted.

     RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors (the "Board of Directors") by the Restated Articles of Incorporation of the Company, as amended, (the "Articles"), this Board of Directors hereby establishes and designates a series of Cumulative Preference Stock, without par value, of the Company and fixes and determines the number of shares to be initially issuable in such series and the relative rights and preferences thereof (in addition to the relative rights and preferences thereof set forth in the Articles which are applicable to Cumulative Preference Stock of all series) as follows:

     Section 1. Designation, Number of Shares and Par Value. The shares of such series shall be designated as "Cumulative Preference Stock, Series of 1986" (the "Series 1986 Preference Stock"). The stated value per share of the Series 1986 Preference Stock shall be $25. The number of shares initially constituting the Series 1986 Preference Stock shall be 10,000,000.

     Section 2. Dividends or Distributions. (a) The dividend rate for shares of the Series 1986 Preference Stock shall be per share per annum an amount (rounded to the nearest cent) equal to the greater of (1) $5.00 or (2) the sum of the Formula Amounts with respect to each quarterly payment of dividends on the Series 1986 Preference Stock. The Formula Amount for any such quarterly payment shall be the Formula Number then in effect times the aggregate per whole share amount of (x) dividends payable in cash and (y) a cash amount equal to the fair market value of all dividends or other distributions payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock, par value $1.00 of the Company (the "Common Stock") or any distribution of stock into which the Common Stock may be reclassified or exchanged as contemplated by the second proviso of this Section 2), declared on the Common Stock since the immediately preceding date of a quarterly payment of dividends on the Series 1986 Preference Stock (a "Quarterly Dividend Payment Date") or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 1986 Preference Stock. On or before the record date for each Quarterly Dividend Payment Date after the date of issuance of any shares of the Series 1986 Preference Stock, the Company shall submit for filing with the Secretary of State of the Commonwealth of Kentucky a certificate which sets forth the dividend rate for each share of the Series 1986 Preference Stock for such Quarterly Dividend Payment Date determined in accordance with the provisions of this Section 2. As used herein, the "Formula Number" shall be 10; provided, however, that if at any time after May 15, 1986, the Company shall (i) declare a dividend, or make a distribution, on its outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) or split the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after May 15, 1986, the Company shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

     (b) Except as otherwise provided in the provisions of Article Fourth of the Articles, the Company shall declare a dividend or distribution on the Series 1986 Preference Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution in shares of Common Stock); provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.25 per share on the Series 1986 Preference Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series 1986 Preference Stock entitled to receive a dividend or distribution declared thereon, which record date shall, except as otherwise provided in the provisions of Article Fourth of the Articles, be the same as the record date for the corresponding dividend or distribution on the Common Stock.

     Section 3. Voting Rights. Except as otherwise provided in the provisions of Article Fourth of the Articles and by the provisions of applicable law, the holders of shares of Series 1986 Preference Stock shall have the following voting rights:

     (a) Each holder of one whole share of the Series 1986 Preference Stock shall be entitled to a number of votes equal to the Formula Number then in effect for each share of Series 1986 Preference Stock held of record on all matters on which holders of the Common Stock or stockholders generally are entitled to vote. Each holder of a fraction of a share of the Series 1986 Preference Stock shall be entitled, for each one-tenth (1/10th) of a share, to a number of votes equal to one-tenth (1/10th) of the Formula Number then in effect for each share of Series 1986 Preference Stock held of record on all matters on which holders of the Common Stock or stockholders generally are entitled to vote; and

     (b) The holders of shares of Series 1986 Preference Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

     Section 4. Liquidation Rights. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series 1986 Preference Stock shall be entitled to receive an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) $25 per share or (2) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock.

     Section 5. Consolidation, Merger, etc. Except as otherwise provided in the provisions of Article Fourth of the Articles, in case the Company shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series 1986 Preference Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.

     Section 6. No Redemption. Except as otherwise provided in Section 5, the shares of Series 1986 Preference Stock shall not be subject to redemption by the Company or at the option of any holder of Series 1986 Preference Stock; provided, however, that the Company may purchase or other wise acquire outstanding shares of Series 1986 Preference Stock in the open market or by offer to any holder or holders of shares of Series 1986 Preference Stock.

     Section 7. Fractional Shares. The Series 1986 Preference Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement dated as of May 15, 1986, between the Company and The Chase Manhattan Bank, N.A., as Rights Agent, (a copy of which is filed with the Securities and Exchange Commission) in whole shares or, at the option of the Company, in any fraction of a share that is one-tenth (1/10th) of a share or any integral multiple of such fraction. At the election of the Company prior to the first issuance of a share or a fraction of a share of Series 1986 Preference Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series 1986 Preference Stock, or (2) any such authorized fraction of a share of Series 1986 Preference Stock may be evidenced by scrip or warrants in registered or bearer form which shall entitle the holder thereof to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. The holders of such scrip or warrants shall have all the rights, privileges and preferences to which the holders of fractional shares are entitled. In lieu of such fractional shares or scrip or warrants, the Company may pay registered holders cash equal to the same fraction of the current market value of a share of Series 1986 Preference Stock (if any are outstanding) or the equivalent number of shares of Common Stock.

     Section 8. Amendments. The Board of Directors reserves the right by subsequent amendment of this resolution from time to time to increase and, in its discretion, to decrease the number of shares issuable in this series and in other respects to amend this resolution within the limitations provided by Kentucky law and the Articles.

     Section 9. Definitions. For purposes of this resolution, all terms defined in the Articles shall have the same meaning herein, except as otherwise specifically provided herein.

     TESTIMONY WHEREOF witness our signatures, this 15th day of May, 1986.


                                        ------------------------------
                                             Thomas L. Feazell
                                             Vice President


                                        ------------------------------
                                             John P. Ward
                                             Secretary


Commonwealth of Kentucky, )
                          )

County of Greenup         )

I, _______________, a Notary Public for said Commonwealth at Large, do hereby certify that on this 15th day of May 1986, personally appeared before me JOHN P. WARD, who being by me first duly sworn declared that he is the Secretary of ASHLAND OIL, INC., and that he signed the foregoing document as Secretary of the Company and that the Statements therein contained are true.


                                             ------------------------------
                                                       Notary Public


Prepared by:
John P Ward
1000 Ashland Drive
Russell, Kentucky 41169

                                                                       EXHIBIT B


                           [Form of Right Certificate]

Certificate No. R-                                          _____________ Rights

NOT EXERCISABLE AFTER [EXPIRATION DATE], OR EARLIER IF REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER WHOLE RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON. ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT, PROVIDED, HOWEVER THAT A HOLDER OF A RIGHT WHICH HAS BECOME NULL AND VOID WILL HAVE THE RIGHT, AT ANY TIME PRIOR TO THE EXPIRATION DATE, SUBJECT TO THE PROVISIONS OF THE RIGHTS AGREEMENT, TO REQUIRE THE COMPANY TO REPURCHASE SUCH RIGHT AT A PURCHASE PRICE EQUAL TO $.05 PER WHOLE RIGHT.]*

                                Right Certificate
                                ASHLAND OIL, INC.

     This certifies that __________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of May 15, 1986 (the "Rights Agreement"), between Ashland Oil, Inc., a Kentucky corporation (the "Company"), and The Chase Manhattan Bank, N.A., a national banking association, as Rights Agent (the "Rights Agent"), unless the Rights evidenced hereby shall have been previously redeemed, to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on May 15, 1996 (the "Expiration Date"), at the principal corporate trust office of the Rights Agent, or its successors as Rights Agent, in [City, State](1), one-tenth (1/10th) of a fully paid, nonassessable share of Cumulative Preference Stock, Series of 1986, without par value, of the Company (the "Preference Shares"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The purchase price with respect to each whole Right shall be $120 (the "Purchase Price").

     The number and kind of shares which may be purchased upon exercise of each Right evidenced by this Right Certificate, as set forth above, are the number and kind of shares as of May 27, 1986. As provided in the Rights Agreement, the number and kind of shares which may be purchased upon the exercise of each Right evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

     If the Rights evidenced by this Right Certificate are or were at any time on or after the earlier of the Distribution Date or the Share Acquisition Date (as such terms are defined in the Rights Agreement) beneficially owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement), such Rights shall become null and void upon the occurrence of a Triggering Event (as defined in the Rights Agreement) and the holder of any such Right (including any holder who acquired such Right after the occurrence of a Triggering Event) shall not have any right to exercise any such Right from and after the occurrence of a Triggering Event; provided, however, that such holder will have the right at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase any such Right at a purchase price equal to $.05 per whole Right.

     This Right Certificate is subject to all the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available from the Company upon written request.

- ------------------------

* The portion of the legend in brackets shall be inserted only if applicable.
(1) Address of the stock transfer department of the Company may also be inserted.

     This Right Certificate, with or without other Right Certificates, upon surrender at the above-mentioned office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number and kind of shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may be redeemed by the Company at its option at a redemption price of $.05 per whole Right at any time prior to the earliest of
(i) 5:00 P.M. New York City time on the tenth calendar day following the Share Acquisition Date, (ii) the occurrence of a Triggering Event or (iii) the Expiration Date.

     The Company may, but shall not be required to, issue fractional Preference Shares upon the exercise of any Right or

Rights evidenced hereby. In lieu of issuing fractional shares, the Company may elect to make a cash payment as provided in the Rights Agreement or to issue scrip or warrants as provided in the terms of the Preference Shares.

     No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preference Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or other distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in accordance with the provisions of the Rights Agreement.

     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been counter signed by the Rights Agent.

     WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of [Distribution Date].

                                                  ASHLAND OIL, INC.,


 Attest:                                          by_______________________
                                                  [Name]
                                                  [Title]
- --------------------------
[Name]
[Title]


Countersigned:
[NAME OF RIGHTS AGENT],

by________________________
   Authorized Signature

                     [On Reverse Side of Right Certificate]

                               FORM OF ASSIGNMENT
                   (To be executed by the registered holder if such holder desires to transfer the Rights represented by this Right Certificate.)

FOR VALUE RECEIVED_____________________________________________ hereby sells, assigns and transfers unto ________________________________________________
___________________________________________________________________________
                  (Please print name and address of transferee)
_______________________________________________________________
this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.
Dated:________________, 19___

                                                  -------------------------
                                                  Signature

Signature Guaranteed:

                                   Certificate

     The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________, 19__

                                             _________________________
                                             Signature


Signature Guaranteed:

                                     NOTICE

     The signature on the foregoing Form of Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                     [On Reverse Side of Right Certificate]

                          FORM OF ELECTION TO PURCHASE
                   (To be executed by the registered holder if such holder desires to exercise the Rights represented by this Right Certificate.)

To the Rights Agent:

     The undersigned hereby irrevocably elects to exercise _____________ Rights represented by this Right Certificate to purchase the Preference Shares (or other shares) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:
Please insert social security
or other identifying number

- -------------------------------------------------------------------------------
                         (Please print name and address)

- -------------------------------------------------------------------------------

     If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

- -------------------------------------------------------------------------------
                         (Please print name and address)

- -------------------------------------------------------------------------------

Dated: ________________,19__

                                                  -------------------------
                                                  Signature

Signature Guaranteed:

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

     (1) this Right Certificate [ ] is [ ] is not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in to the Rights Agreement);

     (2)  after due inquiry and to the best knowledge of the undersigned, it
[ ]did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is or was an

Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ________________,19__

                                                  -------------------------
                                                  Signature
Signature Guaranteed:

                                     NOTICE

     The signature on the foregoing Form of Election to Purchase must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                       EXHIBIT C


                          SUMMARY OF RIGHTS TO PURCHASE
                         CUMULATIVE PREFERENCE STOCK OF
                                ASHLAND OIL, INC.

     On May 15, 1986, the Board of Directors of Ashland Oil, Inc. (the "Company") declared a dividend of one Right for each outstanding share of Common Stock, par value $1.00 per share, of the Company (the "Common Shares"). The distribution is payable on June 15, 1986, to the holders of record of Common Shares on May 27, 1986. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one-tenth (1/10th) of a share of Cumulative Preference Stock, Series of 1986, without par value of the Company (the "Preference Shares"), subject to adjustment. The purchase price with respect to each whole Right shall be $120 (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 15, 1986 (the "Rights Agreement"), between the Company and The Chase Manhattan Bank, N.A., as Rights Agent (the "Rights Agent").

     Until the earlier of (i) the tenth calendar day after the first public disclosure that a person or group (including any affiliate or associate of such person or group) acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (such person or group being called an "Acquiring Person" and such date of first public disclosure being called the "Share Acquisition Date") or (ii) the tenth calendar day after the commencement of, or first public disclosure of an intention to commence, a tender or exchange offer for 30% or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

     As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will thereafter evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire on May 15, 1996 (the "Expiration Date"), unless earlier redeemed by the Company as described below.

     The number of Preference Shares issuable upon exercise of the Rights, and the number of Rights associated with each Common

Share, are subject to adjustment from time to time in the event of (i) a subdivision, combination or reclassification of the Preference Shares, (ii) the issuance of certain rights, options or warrants to holders of Common Shares or Equivalent Shares (as defined in the Rights Agreement) to subscribe for or purchase Common Shares or Equivalent Shares at a price per share less than the market value of such Common Shares or Equivalent Shares, (iii) the distribution to holders of Common Shares or Equivalent Shares, of cash (excluding regular periodic cash dividends at a rate not in excess of 150% of the rate of the last regular cash dividend theretofore paid) or evidences of indebtedness, assets or securities or subscription rights, options or warrants (other than those referred to above) or (iv) the declaration of a stock dividend payable in Common Shares or a subdivision, combination or reclassification of, the Common Shares.

     The Preference Shares are authorized to be issued in fractions which are an integral multiple of one-tenth (1/10th) of a Preference Share. The Company may, but is not required to, issue fractions of shares, and in lieu of fractional shares, the Company may make a cash payment based on the market price of such shares on the first trading date prior to the date of exercise or issue scrip or warrants evidencing such shares as provided by the terms of the Preference Shares.

     In the event the Company is acquired in a merger or other business combination or 50% or more of its assets or assets representing more than 50% of its earning power are sold, leased, exchanged or otherwise transferred (in one or more transactions), to a publicly traded corporation, the Rights will entitle each holder of a Right to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. In the event the Company is acquired in a merger or other business combination or 50% or more of the assets or assets representing more than 50% of the earning power of the Company are sold, leased, exchanged or otherwise transferred (in one or more related transactions) to an entity that is not a publicly traded corporation, the Rights will entitle each holder of a Right to purchase, for the Purchase Price, at such holder's option, (i) that number of common shares of such entity (or, at the holder's option, of the surviving corporation in such acquisition, which could be the Company) which would have a book value of twice the Purchase Price or
(ii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which would have a market value of twice the Purchase Price.

     In the event that, at any time following the Distribution Date, (i) the Company merges with an Acquiring Person and the Company is the surviving corporation and all the Common Shares shall remain outstanding and unchanged, or
(ii) a Person becomes the beneficial owner of more than 40% of the then outstanding Common Shares (any such event being called a "Triggering Event"), the Rights will entitle each holder of a Right to purchase, for the Purchase Price, (x) in the case of the Triggering Event specified in clause (i) of this paragraph, that number of Common Shares which at the time of the transaction would have a market value of twice the Purchase Price and (y) in the case of the Triggering Event specified in clause (ii) of this paragraph, that number of one-tenths (1/10ths) of a Preference Share equivalent to the number of Common Shares which at the time of the transaction would have a market value twice the Purchase Price.

     Any Rights that are or were, at any time on or after the earlier of the Distribution Date or the Share Acquisition Date, beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will become null and void upon the occurrence of a Triggering Event and any holder of any such Right (including any holder who acquired such Right after the occurrence of a Triggering Event) will be unable to exercise any such Right after the occurrence of a Triggering Event; provided,however, that such holder will have the right, at any time prior to the Expiration Date, subject to the provisions of the Rights Agreement, to require the Company to repurchase such Right at a purchase price equal to $.05 per whole Right.

     At any time prior to the earliest of (i) the tenth calendar day following the Share Acquisition Date,(ii) the occurrence of a Triggering Event or (iii) the Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.05 per whole Right (the"Redemption Price"); however, immediately upon the date that an Acquiring Person becomes an Acquiring Person and thereafter until the earliest of (1) the tenth calendar day following the Share Acquisition Date, (2) the occurrence of a Triggering Event or (3) the Expiration Date, the Rights may be redeemed only if a majority of the Disinterested Directors (in general those directors that are not officers or employees of the Company and are not affiliated with an Acquiring Person) determine that such redemption is in the best interests of the Company and its stockholders.

     Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, the Company shall make an announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur), except that no supplement or amendment shall be made which reduces the Redemption

Price or provides for an earlier Expiration Date. However, at any time when there shall be an Acquiring Person, the Rights Agreement may be supplemented or amended only if a majority of the Disinterested Directors then in office determine that such supplement or amendment is in the best interest of the Company and its stockholders.

     A copy of the Rights Agreement, including the terms of the Preference Shares, will be filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company upon written request. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

                                 FIRST AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


     THIS AMENDMENT, dated as of January 29, 1987 (the "Amendment"), is entered into between Ashland Oil, Inc., a Kentucky Corporation (the "Company"), and The Chase Manhattan Bank, N.A., as Rights Agent (the "Rights Agent").


                                   WITNESSETH

     WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement dated as of May 15, 1986 (the "Agreement") relating to the issuance of Rights (as defined in the Agreement) to the holders of Common Stock of the Company; and

     WHEREAS, the Company and the Rights Agent have agreed, upon the terms and subject to the conditions hereinafter set forth, to amend the Agreement;

     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

     1. Definitions. Unless otherwise defined herein, terms used in this Amendment shall have the meanings given to such terms in the Agreement.

     2.  Amendments.

          (a) The Agreement, including Exhibits B and C thereto but excluding Exhibit A thereto, is hereby amended to substitute the word "Preferred" for the word "Preference" wherever it appears in the Agreement, and to substitute the words "Cumulative Preferred Stock, Series of 1987" for the words "Cumulative Preference Stock, Series of 1986" wherever they appear in the Agreement.

          (b) Exhibit A to the Agreement is hereby deleted and replaced with a new Exhibit A in the form attached hereto.

     3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by separate parties on counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute one and the same amendment.

     4. Continuation of Agreement. As amended hereby, the Agreement remains in full force and effect according to its terms. All references to the Agreement in any other instrument or document shall, on and after the effective date of this Amendment, be deemed to refer to the Agreement as amended hereby.

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Amendment to be duly executed by their duly authorized officers as of the date first written above.

                                        ASHLAND OIL, INC.

                                        By:  /s/ Marvin Quin
                                             ------------------------
                                        Its: Treasurer


                                        THE CHASE MANHATTAN BANK, N.A.,
                                        As Rights Agent

                                        By:  /s/ John E. Strain
                                             -------------------------
                                        Its: Vice President

                                    EXHIBIT A

                                ASHLAND OIL, INC.

            CERTIFICATE AND STATEMENT OF RESOLUTION ESTABLISHING AND
                 DESIGNATING CUMULATIVE PREFERRED STOCK, SERIES
               OF 1987, AND FIXING AND DETERMINING CERTAIN RIGHTS
               THEREOF AND THE NUMBER OF SHARES INITIALLY ISSUABLE

     KNOW ALL MEN BY THESE PRESENTS, that THOMAS L. FEAZELL, as a Vice President, and JOHN P. WARD, as the Secretary, of ASHLAND OIL, INC., a Kentucky corporation (the "Company"), do hereby certify that at a meeting of the Board of Directors of the Company duly called and held in accordance with the laws of Kentucky and the By-laws of the Company on January 29, 1987, the following resolution establishing and designating the Series of 1987 of the Cumulative Preferred Stock of the Company and fixing and determining certain rights thereof and the number of shares initially issuable was duly adopted.

     "RESOLVED, that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Company (the "Board of Directors") by the Second Restated Articles of Incorporation of the Company (the "Articles"), this Board of Directors hereby establishes and designates a series of Cumulative Preferred Stock, without par value, of the Company and fixes and determines the number of shares to be initially issuable in such series and the relative rights and preferences thereof (in addition to the relative rights and preferences thereof set forth in the Articles which are applicable to Cumulative Preferred Stock of all series) as follows:

     SECTION 1. Designation, Number of Shares and Stated Value. The shares of such series shall be designated as "Cumulative Preferred Stock, Series of 1987" (the "Series 1987 Preferred Stock"). The stated value per share of the Series 1987 Preferred Stock shall be $25. The number of shares initially issuable and constituting the Series 1987 Preferred Stock shall be 10,000,000.

     SECTION 2. Dividends or Distributions. (a) The dividend rate for shares of the Series 1987 Preferred Stock shall be per share per annum the amount of cash, securities or other property equal to the sum of the Formula Amounts with respect to each quarterly dividend payable pursuant to Section 2(b) hereof on the Series 1987 Preferred Stock. The Formula Amount with respect to each such quarterly dividend payable shall be the greater of (1) $1.25 or (2) the Formula Number then in effect times the aggregate per whole share amount of (x) dividends payable in cash and (y) dividends or distributions payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of common stock, par value $1.00 of the Company or any stock into which such common stock may be reclassified or changed as contemplated by the second proviso of this Section 2(a) (the "Common Stock")), declared on the Common

Stock since the immediately preceding date on which a quarterly dividend was payable under Section 2(b) hereof on the Series 1987 Preferred Stock (a "Quarterly Dividend Payment Date") or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series 1987 Preferred Stock. For purposes of the preceding sentence, the aggregate per whole share amount of all non-cash dividends or distributions with respect to each quarterly payment of dividends on the Series 1987 Preferred Stock shall be the cash amount equivalent to the fair market value of all non-cash dividends or distributions as determined by the Board of Directors, which determination shall be final and binding. On Or before the record date fixed or determined pursuant to Section 2(b) hereof for each Quarterly Dividend Payment Date after the date of issuance of any shares of the Series 1987 Preferred Stock, the Company shall submit for filing with the Secretary of State of the Commonwealth of Kentucky a certificate which sets forth the dividend payable for each share of the Series 1987 Preferred Stock on such Quarterly Dividend Payment Date determined in accordance with the provisions of this Section 2(a). As used herein, the "Formula Number" shall be 10; provided, however, that if at any time after January 29, 1987, the Company shall (i) pay a dividend (regardless of when declared) or make a distribution, on its outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide (by a stock split or otherwise) or split the outstanding shares of Common Stock into a larger number of shares of Common Stock, or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that if at any time after January 29, 1987, the Company shall reclassify or change the outstanding shares of Common Stock into some other stock (including any such reclassification or change in connection with a merger in which the Company is the surviving corporation), then in such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.

     (b) Except as otherwise provided in the provisions of Article IV of the Articles, and unless prohibited by Kentucky law, the Company shall declare a dividend or distribution on the Series 1987 Preferred Stock as provided in
Section 2(a), out of funds legally available therefor, immediately prior to the time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution in shares of Common Stock), and such dividend or distribution on the Series 1987 Preferred Stock shall (except as otherwise provided in Article IV of the Articles) be payable on the same date on which the corresponding dividend or distribution on the Common Stock is payable, to holders of shares of Series 1987 Preferred Stock of record at the close of business on the record date fixed by the Board of Directors, which shall (except as otherwise provided in Article IV of the Articles) be the same as the record date for the corresponding dividend or distribution on the Common Stock; provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the three month period after any Quarterly Dividend Payment Date (or with respect to the first Quarterly Dividend Payment Date during the three month period after the first issuance of any share or fraction of a share of Series 1987 Preferred Stock), a dividend of $1.25 per share on the Series 1987 Preferred Stock shall, unless prohibited by Kentucky law, nevertheless be payable, out of funds legally available therefor, 30 days after the last day of such three month period to holders of shares of Series 1987 Preferred Stock of record at the close of business on the record date, which shall (except as otherwise provided in Article IV of the Articles) be 5 days after the last day of such three month period.

     SECTION 3. Voting Rights. Except as otherwise provided in the provisions of Article IV of the Articles and by the provisions of applicable law, the holders of shares of Series 1987 Preferred Stock shall have the following voting rights:

          (a) Each holder of record of one whole share of the Series 1987 Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect on all matters on which holders of the Common Stock or stockholders generally are entitled to vote. Each holder of record of a fraction of a share of the Series 1987 Preferred Stock shall be entitled, for each one-tenth (1/10th) of a share, to a number of votes equal to one-tenth (1/10th) of the Formula Number then in effect on all matters on which holders of the Common Stock or stockholders generally are entitled to vote; and

          (b) The holders of shares of Series 1987 Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Company and on all other matters submitted to a vote of stockholders of the Company.

     SECTION 4. Liquidation Rights. Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, and before any distribution is made to the holders of Common Stock, the holder of each full share or fraction of a share of Series 1987 Preferred Stock shall be entitled to be paid an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount per whole share equal to the greater of (1) $25 per share or (2) the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock.

     SECTION 5.  Consolidation, Merger, etc. Except as otherwise provided in
Article IV of the Articles, in case the Company shall enter into any consolidation, merger, combination or other transaction in which the outstanding shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series 1987 Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.

     SECTION 6. No Redemption. Except as otherwise provided in Section 5, the shares of Series 1987 Preferred Stock shall not be subject to redemption by the Company or at the option of any holder of Series 1987 Preferred Stock; provided, however, that the Company may purchase or otherwise acquire outstanding shares of Series 1987 Preferred Stock in the open market or by offer to any holder or holders of shares of Series 1987 Preferred Stock.

     SECTION 7. Fractional Shares. The Series 1987 Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement dated as of May 15, 1986, between the Company and The Chase Manhattan Bank, N.A., as Rights Agent, as amended, (a copy of which is filed with the Securities and Exchange Commission), in whole shares or, at the option of the Company, in any fraction of a share that is one-tenth (1/10th) of a share or any integral multiple of such fraction. At the election of the Company prior to the first issuance of a share or a fraction of a share of Series 1987 Preferred Stock, either (1) certificates may be issued to evidence any such authorized fraction of a share of Series 1987 Preferred Stock, or (2) any such authorized fraction of a share of Series 1987 Preferred Stock may be evidenced by scrip or warrants in registered form which shall entitle the holder thereof to receive a certificate for a full share upon the surrender of such scrip or warrants aggregating a full share. The holders of such scrip or warrants shall have all the rights, privileges and preferences to which the holders of fractional shares are entitled. In lieu of such fractional shares or scrip or warrants, the Company may pay registered holders cash equal to the same fraction of the current market value of a share of Series 1987 Preferred Stock (if any are outstanding) or the equivalent number of shares of Common Stock.

     SECTION 8. Amendments. The Board of Directors reserves the right by subsequent amendment of this resolution from time to time to increase and, in its discretion, to decrease the number of shares issuable in this series and in other respects to amend this resolution within the limitations provided by Kentucky law and the Articles.

     SECTION 9. Definitions. For purposes of this resolution, all terms defined in the Articles shall have the same meaning herein, except as otherwise specifically provided herein."

     IN TESTIMONY WHEREOF, witness our signatures this 29th day of January, 1987.

                                             -----------------------------
                                                  Thomas L. Feazell
                                                  Vice President

                                             -----------------------------
                                                  John P. Ward
                                                  Secretary


COMMONWEALTH OF KENTUCKY )
                         )    SS:
COUNTY OF GPEENUP        )


     I, _____________, a Notary Public, do hereby certify that on this 29th day of January, 1987, personally appeared before me JOHN P. WARD, who being by me first duly sworn, declared that he is the Secretary of ASHLAND OIL, INC., and that he signed the foregoing document as Secretary of the Company and that the statements therein contained are true.


                                             -----------------------------
                                                       Notary Public


Prepared by:
John P. Ward
1000 Ashland Drive
Russell, Kentucky 41169


- -----------------------------

                                SECOND AMENDMENT
                                       TO
                                RIGHTS AGREEMENT


     THIS AMENDMENT dated as of September 21, 1989 (the "Amendment"), to RIGHTS AGREEMENT is entered into between ASHLAND OIL, INC., a Kentucky corporation (the "Company"), and THE CHASE MANHATTAN BANK, N.A., a New York corporation, as Rights Agent (the "Rights Agent").

                                   WITNESSETH

     WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of May 15, 1986, as amended by the First Amendment to the Rights Agreement dated as of January 29, 1987 (the "Rights Agreement"), relating to the issuance of Rights (as defined in the Rights Agreement) to the holders of Common Stock of the Company; and

     WHEREAS, the Company and the Rights Agent have agreed, upon the terms and subject to the conditions hereinafter set forth, to amend the Rights Agreement;

     NOW THEREFORE, in consideration of the mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

     1. Unless otherwise defined herein, terms used in this Amendment shall have the meanings given to such terms in the Rights Agreement.

     2. The definition of "Acquiring Person" set forth in Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

     "`Acquiring Person' shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan."

     3. Clause (ii) of Section (1)(n) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(ii) the Close of Business on the tenth calendar day after the date of the commencement of, or the date of the first public disclosure of the intent to commence, a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan) the consummation of which, if successful, would result in such Person, together with its Affiliates and Associates, becoming the Beneficial Owner of 20% or more of the outstanding Common Shares (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights)".

     4. Clause (B) of Section 11(d)(i) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(B) any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan), alone or together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding".

     5. This Amendment may be executed in any number of counterparts and by separate parties on counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, taken together, shall constitute one and the same amendment.

     6. As amended hereby, the Rights Agreement remains in full force and effect according to its terms.

     All references to the Rights Agreement in any other instrument or document shall, on and after the effective date of this Amendment, be deemed to refer to the Rights Agreement as amended hereby.

     IN WITNESS WHEREOF, the Company and the Rights Agent have caused this Second Amendment to the Rights Agreement to be duly executed by their duly authorized officers as of the date first above written.

ASHLAND OIL, INC.                       THE CHASE MANHATTAN BANK, N.A.,
                                        As Rights Agent

By:  /s/ Marvin Quin                    By:  /s/ John E. Strain
     ---------------------              ------------------------
Its: Administrative Vice                Its: Vice President
     President and Treasurer